As filed with the Securities and Exchange Commission on July 19, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

     FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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LIMCO-PIEDMONT INC.
(Exact name of registrant as specified in its charter)
_____________

Delaware	4581	73-1160278
(State or other jurisdiction of incorporation	(Primary Standard Industrial	(IRS Employer
or organization)	Classification Number)	Identification No.)

	5304 S. Lawton Ave.
	Tulsa, Oklahoma, 74107
	Tel: (918) 445-4300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________

Mr. Shaul Menachem
Chief Executive Officer
Limco-Piedmont, Inc.
5304 S. Lawton Ave.
Tulsa, Oklahoma, 74107
Tel: (918) 445-4300

_____________

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Glusband, Esq.	Richard H. Gilden, Esq.
Richard T. Califano, Esq.	Jeffrey L. Taylor, Esq.
Carter Ledyard & Milburn LLP	Kramer Levin Naftalis & Frankel LLP
2 Wall Street	1177 Avenue of the Americas
New York, NY 1005	New York, New York 10036
(212) 732-3200	(212) 715-9100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐_______

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-142157

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐_______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐_______

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered(a)	Per Share	Price	Registration Fee

Common Stock, $.01 par value	460,000	$11.00	$5,060,000	$155.34

(a)	Includes 60,000 shares of common stock which may be purchased by the underwriters to cover over- allotments.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

     Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, we are filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-142157), which we filed on April 16, 2007, as amended, and which the SEC declared effective on July 18, 2007.

     We are filing this registration statement for the sole purpose of increasing by 460,000 shares the number of shares of our common stock to be registered. The information set forth in our registration statement on Form S-1 (File No. 333-142157) is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

EXHIBIT INDEX

Exhibit No	Description of Exhibit

5.1	Opinion of Carter Ledyard & Milburn

23.1	Consent of Virchow, Krause & Company, LLP

23.2	Consent of Tullius Taylor Sartain & Sartain LLP

23.3	Consent of Dixon Hughes PLLC

23.4	Consent of Carter Ledyard & Milburn (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Registration Statement on Form S-1(File No. 333-142157) filed April 16,2007, as amended)

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on July 18 2007.

LIMCO-PIEDMONT INC.

By:	/s/ Shaul Menachem
Name:	Shaul Menachem
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amended Registration Statement has been signed below by the following persons in the capacities on July 18 2007:

Name *	Title

*
Dov Zeelim	Chairman of the Board

/s/ Shaul Menachem
Shaul Menachem	President, Chief Executive Officer and Director

*
Shabtai Moshiashvili	Chief Financial Officer

*
Gillon Beck	Director

*
Lawrence W. Findeiss	Director

*
Dr. Jacob Gesthalter	Director

*
Michael Gorin	Director

*
Israel Ofen	Director

By:	/s/ Shaul Menachem
Name:	Shaul Menachem
Title: Attorney-in-Fact